Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2024 THIRD QUARTER RESULTS

-New Home Deliveries of 1,619-
-Home Sales Revenue of $1.1 Billion-
-Homebuilding Gross Margin Percentage of 23.3%-
-Diluted Earnings Per Share of $1.18-
-Homebuilding Debt-to-Capital Ratio Reduced to Record Low of 22.1%-

INCLINE VILLAGE, Nev., October 24, 2024 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the third quarter ended September 30, 2024.
“Tri Pointe Homes once again delivered excellent financial results for the third quarter,” said Doug Bauer, Tri Pointe Homes Chief Executive Officer. “We achieved a 32% increase in deliveries to 1,619 homes, a 2% rise in the average sales price, and a 35% growth in homes sales revenue to $1.1 billion. We are also pleased to report that the improvements in both volume and pricing were well-balanced across our markets with each reporting segment achieving gains in deliveries and revenues. In addition to higher homes sales revenue, we expanded gross margins by 100 basis points to 23.3% and achieved diluted earnings per share of $1.18, representing a 55% increase compared to the previous year.”
Mr. Bauer continued, “Building on a strong third quarter, we remain focused on scaling efficiency across existing markets, while continuing to drive operational improvements that bolster long-term profitability and returns. Additionally, our recent strategic expansion into three new markets positions us for further geographic diversification and top-line growth, allowing us to capture emerging opportunities as the housing industry remains well-positioned. We ended the quarter with a net homebuilding debt-to-net capital ratio of 7.0%*, further strengthening our balance sheet. This solid foundation gives us flexibility to continue pursuing growth initiatives and delivering value to our stockholders.”
“Tri Pointe Homes is well-positioned to capitalize on the strong fundamentals driving the homebuilding industry,” said Tom Mitchell, Tri Pointe Homes President and Chief Operating Officer. “With a solid financial foundation, the right strategic plan in place, and highly skilled teams across the country, we remain focused on optimizing asset turns and generating strong cash flows, which will fuel further growth. The housing market fundamentals, including favorable demographics and a persistent supply-demand imbalance, create a supportive environment for sustained success. As we execute our strategy, we are confident in our ability to deliver value while maintaining our focus on operational and financial discipline.”
Results and Operational Data for Third Quarter 2024 and Comparisons to Third Quarter 2023
•Net income available to common stockholders was $111.8 million, or $1.18 per diluted share, compared to $75.4 million, or $0.76 per diluted share
•Home sales revenue of $1.1 billion compared to $825.3 million, an increase of 35%
◦New home deliveries of 1,619 homes compared to 1,223 homes, an increase of 32%
◦Average sales price of homes delivered of $688,000 compared to $675,000, an increase of 2%
•Homebuilding gross margin percentage of 23.3% compared to 22.3%, an increase of 100 basis points
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 26.8%*
•SG&A expense as a percentage of home sales revenue of 10.8% compared to 12.3%, a decrease of 150 basis points
•Net new home orders of 1,252 compared to 1,513, a decrease of 17%

•Active selling communities averaged 150.0 compared to 154.8, a decrease of 3%
◦Net new home orders per average selling community were 8.3 orders (2.8 monthly) compared to 9.8 orders (3.3 monthly)
◦Cancellation rate steady at 10% in both periods
•Backlog units at quarter end of 2,325 homes compared to 3,055, a decrease of 24%
◦Dollar value of backlog at quarter end of $1.7 billion compared to $2.1 billion, a decrease of 18%
◦Average sales price of homes in backlog at quarter end of $745,000 compared to $693,000, an increase of 8%
•Ratios of homebuilding debt-to-capital and net homebuilding debt-to-net capital of 22.1% and 7.0%*, respectively, as of September 30, 2024
•Repurchased 272,777 shares of common stock at a weighted average price per share of $36.24 for an aggregate dollar amount of $9.9 million in the three months ended September 30, 2024
•Ended the third quarter of 2024 with total liquidity of $1.4 billion, including cash and cash equivalents of $676.0 million and $698.1 million of availability under our revolving credit facility

*	See “Reconciliation of Non-GAAP Financial Measures”
Outlook
For the fourth quarter, the Company anticipates delivering between 1,600 and 1,800 homes at an average sales price between $700,000 and $710,000. The Company expects homebuilding gross margin percentage to be in the range of 23.0% to 23.5% for the fourth quarter and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 10.5% to 10.9%. Finally, the Company expects its effective tax rate for the fourth quarter to be approximately 26.0%.
For the full year, the Company anticipates delivering between 6,300 and 6,500 homes at an average sales price of approximately $680,000. The Company expects homebuilding gross margin percentage to be approximately 23.3% for the full year and anticipates its SG&A expense as a percentage of home sales revenue will be approximately 10.9%. Finally, the Company expects its effective tax rate for the full year to be approximately 25.5%.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, October 24, 2024. The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, Glenn Keeler, Chief Financial Officer, and Linda Mamet, Executive Vice President and Chief Marketing Officer. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes Third Quarter 2024 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13749196. An archive of the webcast will also be available on the Company’s website for a limited time.

About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company operating in 12 states and the District of Columbia, and is a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards, was named to the 2024 Fortune World’s Most Admired Companies™ list, is one of the 2023 Fortune 100 Best Companies to Work For® and was designated as one of the 2023 PEOPLE Companies That Care®. The company was also named as a Great Place To Work-Certified™ company for three years in a row (2021 through 2023), and was named on several Great Place To Work® Best Workplaces lists in 2022 and 2023. For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, home affordability, inflation, consumer sentiment, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials, labor and home components; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in parts of the western United States; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious disease, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:
InvestorRelations@TriPointeHomes.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$1,113,681	$825,295	$288,386	35%	$3,165,042	$2,412,777	$752,265	31%
Homebuilding gross margin	$259,182	$184,221	$74,961	41%	$737,558	$531,586	$205,972	39%
Homebuilding gross margin %	23.3%	22.3%	1.0%		23.3%	22.0%	1.3%
Adjusted homebuilding gross margin %*	26.8%	25.6%	1.2%		26.8%	25.6%	1.2%
SG&A expense	$120,478	$101,233	$19,245	19%	$346,581	$286,926	$59,655	21%
SG&A expense as a % of home sales revenue	10.8%	12.3%	(1.5)%		11.0%	11.9%	(0.9)%
Net income available to common stockholders	$111,759	$75,402	$36,357	48%	$328,816	$210,868	$117,948	56%
Adjusted EBITDA*	$208,639	$139,678	$68,961	49%	$600,530	$403,581	$196,949	49%
Interest incurred	$25,253	$36,919	$(11,666)	(32)%	$91,787	$111,792	$(20,005)	(18)%
Interest in cost of home sales	$37,687	$27,035	$10,652	39%	$107,330	$72,627	$34,703	48%

Other Data:
Net new home orders	1,252	1,513	(261)	(17)%	4,717	5,044	(327)	(6)%
New homes delivered	1,619	1,223	396	32%	4,712	3,461	1,251	36%
Average sales price of homes delivered	$688	$675	$13	2%	$672	$697	$(25)	(4)%
Cancellation rate	10%	10%	0%		8%	9%	(1)%
Average selling communities	150.0	154.8	(4.8)	(3)%	151.6	144.3	7.3	5%
Selling communities at end of period	148	163	(15)	(9)%
Backlog (estimated dollar value)	$1,731,590	$2,117,319	$(385,729)	(18)%
Backlog (homes)	2,325	3,055	(730)	(24)%
Average sales price in backlog	$745	$693	$52	8%

	September 30,	December 31,
	2024	2023	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$675,957	$868,953	$(192,996)	(22)%
Real estate inventories	$3,412,633	$3,337,483	$75,150	2%
Lots owned or controlled	33,488	31,960	1,528	5%
Homes under construction (1)	3,009	3,088	(79)	(3)%
Homes completed, unsold	313	263	50	19%
Total homebuilding debt	$922,194	$1,382,586	$(460,392)	(33)%
Stockholders’ equity	$3,249,952	$3,010,958	$238,994	8%
Book capitalization	$4,172,146	$4,393,544	$(221,398)	(5)%
Ratio of homebuilding debt-to-capital	22.1%	31.5%	(9.4)%
Ratio of net homebuilding debt-to-net capital*	7.0%	14.6%	(7.6)%
__________
(1)     Homes under construction included 44 and 69 models as of September 30, 2024 and December 31, 2023, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2024	2023
Assets	(unaudited)
Cash and cash equivalents	$675,957	$868,953
Receivables	113,725	224,636
Real estate inventories	3,412,633	3,337,483
Investments in unconsolidated entities	130,798	131,824
Mortgage loans held for sale	80,071	—
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	37,996	37,996
Other assets	171,472	157,093
Total assets	$4,779,255	$4,914,588

Liabilities
Accounts payable	$75,214	$64,833
Accrued expenses and other liabilities	456,418	453,531
Loans payable	275,914	288,337
Senior notes	646,280	1,094,249
Mortgage repurchase facilities	75,465	—
Total liabilities	1,529,291	1,900,950

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 93,590,060 and 95,530,512 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	936	955
Additional paid-in capital	—	—
Retained earnings	3,249,016	3,010,003
Total stockholders’ equity	3,249,952	3,010,958
Noncontrolling interests	12	2,680
Total equity	3,249,964	3,013,638
Total liabilities and equity	$4,779,255	$4,914,588

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Homebuilding:
Home sales revenue	$1,113,681	$825,295	$3,165,042	$2,412,777
Land and lot sales revenue	12,552	1,714	23,780	10,506
Other operations revenue	790	749	2,359	2,219
Total revenues	1,127,023	827,758	3,191,181	2,425,502
Cost of home sales	854,499	641,074	2,427,484	1,881,191
Cost of land and lot sales	11,986	1,474	21,584	10,287
Other operations expense	765	724	2,295	2,171
Sales and marketing	53,744	42,874	160,772	127,977
General and administrative	66,734	58,359	185,809	158,949
Homebuilding income from operations	139,295	83,253	393,237	244,927
Equity in income of unconsolidated entities	227	3	383	272
Other income, net	6,658	11,664	31,818	30,361
Homebuilding income before income taxes	146,180	94,920	425,438	275,560
Financial Services:
Revenues	17,650	10,758	47,818	30,004
Expenses	12,283	6,127	31,900	19,363
Financial services income before income taxes	5,367	4,631	15,918	10,641
Income before income taxes	151,547	99,551	441,356	286,201
Provision for income taxes	(39,788)	(22,942)	(112,599)	(71,764)
Net income	111,759	76,609	328,757	214,437
Net (income) loss attributable to noncontrolling interests	—	(1,207)	59	(3,569)
Net income available to common stockholders	$111,759	$75,402	$328,816	$210,868
Earnings per share
Basic	$1.19	$0.77	$3.49	$2.12
Diluted	$1.18	$0.76	$3.46	$2.10
Weighted average shares outstanding
Basic	93,600,678	98,018,498	94,294,800	99,534,570
Diluted	94,640,211	99,030,210	95,081,173	100,458,357

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	95	$743	167	$809	372	$728	497	$785
California	620	765	425	683	1,607	765	1,116	764
Nevada	133	579	103	749	363	633	289	751
Washington	70	880	48	847	197	884	106	823
West total	918	744	743	731	2,539	750	2,008	770
Colorado	38	719	17	733	133	708	110	754
Texas	417	550	287	527	1,332	552	775	565
Central total	455	564	304	538	1,465	566	885	589
Carolinas(1)	144	498	122	445	526	483	439	454
Washington D.C. Area(2)	102	1,002	54	1,185	182	973	129	1,125
East total	246	707	176	672	708	609	568	607
Total	1,619	$688	1,223	$675	4,712	$672	3,461	$697

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	126	15.0	129	14.0	464	14.0	435	13.6
California	418	43.4	508	48.8	1,607	44.1	1,996	50.6
Nevada	71	8.0	146	10.5	343	8.6	335	8.6
Washington	52	5.3	44	5.5	236	5.6	166	5.4
West total	667	71.7	827	78.8	2,650	72.3	2,932	78.2
Colorado	32	10.8	39	9.5	104	10.7	118	7.6
Texas	372	50.0	454	49.0	1,296	51.5	1,262	40.8
Central total	404	60.8	493	58.5	1,400	62.2	1,380	48.4
Carolinas(1)	105	10.0	139	14.5	414	10.7	578	14.4
Washington D.C. Area(2)	76	7.5	54	3.0	253	6.4	154	3.3
East total	181	17.5	193	17.5	667	17.1	732	17.7
Total	1,252	150.0	1,513	154.8	4,717	151.6	5,044	144.3
(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY, continued
(dollars in thousands)
(unaudited)

	As of September 30, 2024			As of September 30, 2023
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	351	$271,255	$773	316	$233,631	$739
California	698	549,851	788	1,178	892,158	757
Nevada	111	62,969	567	171	112,684	659
Washington	129	133,547	1,035	95	90,768	955
West total	1,289	1,017,622	789	1,760	1,329,241	755
Colorado	19	13,654	719	58	39,254	677
Texas	670	396,253	591	769	448,721	584
Central total	689	409,907	595	827	487,975	590
Carolinas(1)	170	96,330	567	359	171,820	479
Washington D.C. Area(2)	177	207,731	1,174	109	128,283	1,177
East total	347	304,061	876	468	300,103	641
Total	2,325	$1,731,590	$745	3,055	$2,117,319	$693

	September 30,	December 31,
	2024	2023
Lots Owned or Controlled:
Arizona	2,028	2,394
California	10,564	10,148
Nevada	1,608	1,785
Washington	578	712
West total	14,778	15,039
Colorado	1,590	1,908
Texas	10,413	10,056
Utah	346	—
Central total	12,349	11,964
Carolinas(1)	4,751	4,038
Florida	256	—
Washington D.C. Area(2)	1,354	919
East total	6,361	4,957
Total	33,488	31,960

	September 30,	December 31,
	2024	2023
Lots by Ownership Type:
Lots owned	17,153	18,739
Lots controlled (3)	16,335	13,221
Total	33,488	31,960

(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.
(3)     As of September 30, 2024 and December 31, 2023, lots controlled included lots that were under land option contracts or purchase contracts. As of September 30, 2024 and December 31, 2023, lots controlled for Central include 3,358 and 3,561 lots, respectively, and lots controlled for East include 29 and 71 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile the homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended September 30,
	2024	%	2023	%
	(dollars in thousands)
Home sales revenue	$1,113,681	100.0%	$825,295	100.0%
Cost of home sales	854,499	76.7%	641,074	77.7%
Homebuilding gross margin	259,182	23.3%	184,221	22.3%
Add: interest in cost of home sales	37,687	3.4%	27,035	3.3%
Add: impairments and lot option abandonments	1,074	0.1%	197	0.0%
Adjusted homebuilding gross margin	$297,943	26.8%	$211,453	25.6%
Homebuilding gross margin percentage	23.3%		22.3%
Adjusted homebuilding gross margin percentage	26.8%		25.6%

	Nine Months Ended September 30,
	2024	%	2023	%
	(dollars in thousands)
Home sales revenue	$3,165,042	100.0%	$2,412,777	100.0%
Cost of home sales	2,427,484	76.7%	1,881,191	78.0%
Homebuilding gross margin	737,558	23.3%	531,586	22.0%
Add: interest in cost of home sales	107,330	3.4%	72,627	3.0%
Add: impairments and lot option abandonments	2,444	0.1%	12,675	0.5%
Adjusted homebuilding gross margin	$847,332	26.8%	$616,888	25.6%
Homebuilding gross margin percentage	23.3%		22.0%
Adjusted homebuilding gross margin percentage	26.8%		25.6%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of homebuilding debt-to-capital to the non-GAAP ratio of net homebuilding debt-to-net capital. We believe that the ratio of net homebuilding debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	September 30, 2024	December 31, 2023
Loans payable	$275,914	$288,337
Senior notes	646,280	1,094,249
Mortgage repurchase facilities	75,465	—
Total debt	997,659	1,382,586
Less: mortgage repurchase facilities	(75,465)	—
Total homebuilding debt	922,194	1,382,586
Stockholders’ equity	3,249,952	3,010,958
Total capital	$4,172,146	$4,393,544
Ratio of homebuilding debt-to-capital(1)	22.1%	31.5%

Total homebuilding debt	$922,194	$1,382,586
Less: Cash and cash equivalents	(675,957)	(868,953)
Net homebuilding debt	246,237	513,633
Stockholders’ equity	3,249,952	3,010,958
Net capital	$3,496,189	$3,524,591
Ratio of net homebuilding debt-to-net capital(2)	7.0%	14.6%
__________
(1)    The ratio of homebuilding debt-to-capital is computed as the quotient obtained by dividing total homebuilding debt by the sum of total homebuilding debt plus stockholders’ equity.
(2)    The ratio of net homebuilding debt-to-net capital is computed as the quotient obtained by dividing net homebuilding debt (which is total homebuilding debt less cash and cash equivalents) by the sum of net homebuilding debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net income available to common stockholders	$111,759	$75,402	$328,816	$210,868
Interest expense:
Interest incurred	25,253	36,919	91,787	111,792
Interest capitalized	(25,253)	(36,919)	(91,787)	(111,792)
Amortization of interest in cost of sales	38,762	27,264	108,772	73,196
Provision for income taxes	39,788	22,942	112,599	71,764
Depreciation and amortization	8,548	6,884	23,572	20,066
EBITDA	198,857	132,492	573,759	375,894
Amortization of stock-based compensation	8,708	6,989	24,327	15,012
Impairments and lot option abandonments	1,074	197	2,444	12,675
Adjusted EBITDA	$208,639	$139,678	$600,530	$403,581